SUPPLEMENT                                                        RULE 424 B(5)
TO PROSPECTUS SUPPLEMENT DATED JUNE 30, 1997
(TO PROSPECTUS DATED  MAY 27, 1997)

                                  CWMBS, INC.
                                   Depositor

                                  COUNTRYWIDE
                               HOME LOANS, INC.
                          Seller and Master Servicer



                   PASS-THROUGH ASSET CLASS EXECUTION 1997-I


--------------------------------------------------------------------------------
The Class A certificates represent obligations of the trust only and do not represent an interest in or obligation of CWMBS, Inc., Countrywide Home Loans, Inc. or any of their affiliates.

This supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus supplement and the prospectus.
--------------------------------------------------------------------------------

          MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1997-4: THE CLASS A CERTIFICATES

          o This supplement relates to the offering of the Class A certificates of the series referenced above. This supplement does not contain complete information about the offering of the Class A certificates. Additional information is contained in the prospectus supplement dated June 30, 1997 prepared in connection with the offering of the offered certificates of the series referenced above and in the prospectus of the depositor dated May 27, 1997. You are urged to read this supplement, the prospectus supplement and the prospectus in full.

          o As of the April 25, 1999, the class certificate balance of the Class A certificates was approximately $184,388,145.



NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE SECURITIES OR DETERMINED THAT THIS SUPPLEMENT, THE PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc. and Countrywide Home Loans, Inc., in connection with offers and sales relating to market making transactions in the Class A certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices related to the prevailing prices at the time of sale.

MAY 3, 1999



                              THE MORTGAGE POOL

     As of April 1, 1999 (the "Reference Date"), the Mortgage Pool included approximately 3,031 Mortgage Loans having an aggregate Stated Principal Balance of approximately $201,692,769.31.

     The following table summarizes the delinquency and foreclosure experience of the Mortgage Loans as of the Reference Date.

                                                                                                  As of
                                                                                              April 1, 1999

Total Number of Mortgage Loans...................................................                 3,031
Delinquent Mortgage Loans and Pending Foreclosures at Period End (1)
         30-59 days..............................................................                 3.05%
         60-90 days..............................................................                 0.63%
         91 days or more (excluding pending foreclosures)........................                 0.63%
                                                                                                  -----
         Total Delinquencies.....................................................                 4.31%
                                                                                                  =====
Foreclosures Pending.............................................................                 0.82%
                                                                                                  -----
Total Delinquencies and foreclosures pending.....................................                 5.13%
                                                                                                  =====

--------------
(1) As a percentage of the total number of Mortgage Loans as of the Reference Date.

     Seventeen (17) Mortgage Loans have been converted and are, as of the Reference Date, REO loans.

     Certain information as to the Mortgage Loans as of the Reference Date is set forth in Exhibit 1 in tabular format. Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.

                          SERVICING OF MORTGAGE LOANS

THE MASTER SERVICER

     Countrywide Home Loans, Inc. will continue to act as Master Servicer under the Agreement.

FORECLOSURE AND DELINQUENCY EXPERIENCE

     The following table summarizes the delinquency, foreclosure and loss experience, respectively, on the dates indicated, of all mortgage loans originated or acquired by Countrywide Home Loans, Inc., serviced or master serviced by the Master Servicer and securitized by the Depositor. The delinquency, foreclosure and loss percentages may be affected by the size and relative lack of seasoning of such servicing portfolio which increased from approximately $8.554 billion at February 28, 1995 to approximately $8.555 billion at February 29, 1996, to approximately $8.671 billion at February 28, 1997, to approximately $11.002 billion at February 28, 1998 and to approximately $15.381 billion at February 28, 1999. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the Mortgage Loans and no assurances can be given that the foreclosure, delinquency and loss experience presented in the table below will be indicative of such experience on the Mortgage Loans:

                                                                             AT FEBRUARY 28, (29),

                                                       1995            1996           1997         1998            1999
                                                       ----            ----           ----         ----            ----
Delinquent Mortgage Loans and Pending
     Foreclosures at Period End(1):

         30-59 days..............................       0.41%          0.65%          0.65%         1.08%        1.03.%
         60-89 days..............................       0.03           0.09           0.15          0.16         0.18
         90 days or more (excluding pending
              foreclosures)......................       0.03           0.09           0.16          0.16         0.12
                                                        ----           ----           ----          ----         ----
         Total of delinquencies..................       0.47%          0.83%          0.96%         1.40%        1.33.%
                                                        ====           ====           ====          ====         =====
Foreclosures pending.............................       0.05%          0.12%          0.17%         0.17%        0.14%
                                                        ====           ====           ====          ====         ====
Total delinquencies and foreclosures pending.....
                                                        0.52%          0.95%          1.13%         1.57%        1.47%
                                                        ====           ====           ====          ====         ====
Net Gains/(Losses) on liquidated loans (2) ......  ($81,000)      ($307,000)      ($2,812,000)  ($2,662,000) ($3,704,605)
Percentage of Net Gains/(Losses) on liquidated
     loans (2)(3) ...............................       0.00%          0.00%         (0.032)%      (0.024)%     (0.028)%
Percentage of Net Gains/(Losses) on liquidated
     loans (based on average outstanding

     principal balance)(2) ......................      (0.001)%       (0.004)%       (0.033)%      (0.027)%     (0.028)%
-----------------

(1)  Excluding loans subserviced for others.

(2) "Net Gains (Losses)" are actual gains or losses incurred on liquidated properties which are calculated as net liquidation proceeds less book value (excluding loan purchase premium or discount).

(3) Based upon the total principal balance of the mortgage loans outstanding on the last day of the indicated period.

     The following table summarizes the delinquency and foreclosure experience, respectively, on the dates indicated, on all mortgage loans serviced or master serviced by the Master Servicer. Such mortgage loans have a variety of underwriting, payment and other characteristics, many of which differ from those of the Mortgage Loans, and no assurances can be given that the delinquency and foreclosure experience presented in the table below will be indicative of such experience of the Mortgage Loans. The delinquency and foreclosure percentages may be affected by the size and relative lack of seasoning of such servicing portfolio which increased from approximately $113.1 billion at February 28, 1995 to approximately $136.8 billion at February 29, 1996, to approximately $158.6 billion at February 28, 1997, to approximately $182.9 billion at February 28, 1998 and to approximately $215.5 billion at February 28, 1999.

                                                                          AT FEBRUARY 28, (29),
                                                       1995            1996           1997         1998        1999
                                                       ----            ----           ----         ----        ----
Delinquent Mortgage Loans and Pending
     Foreclosures at Period End(1):

         30-59 days..............................       1.80%          2.13%          2.26%         2.68%       3.05%
         60-89 days..............................       0.29           0.48           0.52          0.58        0.21
         90 days or more (excluding pending
              foreclosures)......................       0.42           0.59           0.66          0.65        0.29
                                                        ----           ----           ----          ----        ----
         Total of delinquencies..................       2.51%          3.20%          3.44%         3.91%       3.55%
                                                        ====           ====           ====          ====        ====
         Foreclosures pending....................       0.29%          0.49%          0.71%         0.45%       0.31%
                                                        ====           ====           ====          ====        ====
         Total delinquencies and foreclosures
              pending............................       2.80%          3.69%          4.15%         4.36%       3.86%
                                                        ====           ====           ====          ====        ====

--------------
(1)  Excluding loans subserviced for others.

YEAR 2000 COMPLIANCE

     The Master Servicer has made and will continue to make investments to identify, modify or replace any computer systems which are not year 2000 compliant and to address other related issues associated with the change of the millennium. In the event that computer problems arise out of a failure of such efforts to be completed on time, or in the event that the computer systems of the Master Servicer or the Trustee (or the computer systems of any third party upon which the Master Servicer or the Trustee relies) are not fully year 2000 compliant, the resulting disruptions in the collection or distribution of receipts on the Mortgage Loans could materially and adversely affect the holders of the Offered Certificates.

                    DESCRIPTION OF THE CLASS A CERTIFICATES

     The Class A Certificates will be entitled to receive interest in the amount of the Interest Distribution Amount for such Class as described in the Prospectus Supplement under "Description of the Certificates -- Interest". The Class A Certificates are allocated principal payments as described in the Prospectus Supplement under "Description of the Certificates -- Principal -- Senior Principal Distribution Amount".

     As of April 25, 1999 (the "Certificate Date"), the Class Certificate Balance of the Class A Certificates was approximately $184,388,145 evidencing a beneficial ownership interest of approximately 91.42% in the Trust Fund. As of the Certificate Date, the Senior Certificates had an aggregate principal balance of approximately $187,176,325 and evidenced in the aggregate a beneficial ownership interest of approximately 92.80% in the Trust Fund. As of the Certificate Date, the Subordinated Certificates had an aggregate principal balance of $14,516,444, and evidenced in the aggregate a beneficial ownership interest of approximately 7.20% in the Trust Fund. For additional information with respect to the Class A Certificates, see "Description of the Certificates" in the Prospectus Supplement.

REPORTS TO CERTIFICATEHOLDERS

     The most recent monthly statement that has been furnished to Certificateholders of record on the most recent Distribution Date is included herein as Exhibit 2.

REVISED STRUCTURING ASSUMPTIONS

     Unless otherwise specified, the information in the tables appearing in this Supplement under "Yield, Prepayment and Maturity Considerations -- Decrement Table" has been prepared on the basis of the following assumed characteristics of the Mortgage Loans and the following additional assumptions (collectively, the "Revised Structuring Assumptions"): (i) the Mortgage Loans consist of two Mortgage Loans with the following characteristics:


                                                                           ORIGINAL TERM TO       REMAINING TERM TO

   PRINCIPAL BALANCE          MORTGAGE RATE        NET MORTGAGE RATE     MATURITY (IN MONTHS)   MATURITY (IN MONTHS)
  $116,315,814.93                    8.22%                    7.81%               360                    336
-------------------------
 $  85,376,927.38                    8.76%                    8.35%               360                    336
-------------------------

(ii) the Mortgage Loans prepay at the specified constant percentages of SPA (as defined below), (iii) no defaults in the payment by Mortgagors of principal of any interest on the Mortgage Loans are experienced, (iv) scheduled payments on the Mortgage Loans are received on the first day of each month commencing in the calendar month following the Reference Date and are computed prior to giving effect to prepayments received on the last day of the prior month, (v) prepayments are allocated as described herein without giving effect to loss and delinquency tests, (vi) there are no Net Interest Shortfalls and prepayments represent prepayments in full of individual Mortgage Loans and are received on the last day of each month, commencing in the calendar month of the Reference Date, (vii) the scheduled monthly payment for each Mortgage Loan has been calculated such that each Mortgage Loan will amortize in amounts sufficient to repay the balance of such Mortgage Loan by its indicated remaining term to maturity, (viii) the initial Class Certificate Balance of the Class A Certificates is $294,409,824, (ix) interest accrues on the Class A Certificates at the applicable interest rate described in the Prospectus Supplement, (x) distributions in respect of the Certificates are received in cash on the 25th day of each month commencing in the calendar month following the Reference Date, (xi) the closing date of the sale of the Offered Certificates is May 3, 1999, (xii) the Seller is not required to repurchase or substitute for any Mortgage Loan, (xiii) the Master Servicer does not exercise the option to repurchase the Mortgage Loans described in the Prospectus Supplement under the headings "--Optional Purchase of Defaulted Loans" and "--Optional Termination" and (xiv) no Class of Certificates becomes a Restricted Class. While it is assumed that each of the Mortgaged Loans prepays at the specified constant percentages of SPA, this is not likely to be the case. Moreover, discrepancies may exist between the characteristics of the actual Mortgage Loans as of the Reference Date and characteristics of the Mortgage Loans assumed in preparing the tables herein.

     Prepayments of mortgage loans commonly are measured relative to a prepayment standard or model. The model used in this Supplement is the Standard Prepayment Assumption ("SPA"), which represents an assumed rate of prepayment each month of the then outstanding principal balance of a pool of new mortgage loans. SPA does not purport to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. 100% SPA assumes prepayment rates of 0.2% per annum of the then unpaid principal balance of such pool of mortgage loans in the first month of the life of such mortgage loans and an additional 0.2% per annum in each month thereafter (for example, 0.4% per annum in the second month) until the 30th month. Beginning in the 30th month and in each month thereafter during the life of such mortgage loans, 100% SPA assumes a constant prepayment rate of 6.0% per annum. Multiples may be calculated from this prepayment rate sequence. For example, 200% SPA assumes prepayment rates will be 0.4% per annum in month one, 0.8% per annum in month two, and increasing by 0.4% in each succeeding month until reaching a rate of 12% per annum in month 30 and remaining constant at 12% per annum thereafter. 0% SPA assumes no prepayments. There is no assurance that prepayments will occur at any SPA rate or at any other constant rate.

                 YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

DECREMENT TABLES

     The following table indicates the percentage of the Certificate Date Principal Balance of the Class A Certificates that would be outstanding after each of the dates shown at various constant percentages of SPA and the corresponding weighted average life thereof. The table has been prepared based on the Revised Structuring Assumptions. However, all of the Mortgage Loans may not have the interest rates or remaining terms to maturity described under "Revised Structuring Assumptions" herein and the Mortgage Loans may not prepay at the indicated constant percentages of SPA or at any constant percentage.

                         PERCENT OF CLASS CERTIFICATE
                             BALANCE OUTSTANDING*

                                                            CLASS A
                                                   SPA PREPAYMENT ASSUMPTION

          DISTRIBUTION DATE                0%      150%      200%      300%      450%
          -----------------                --      ----      ----      ----      ----
---------------------------------------
Initial Percent..................         100       100      100       100       100
April 2000.......................          99        90       87        81        71
April 2001.......................          98        80       75        64        50
April 2002.......................          97        72       64        51        34
April 2003.......................          96        64       55        40        23
April 2004.......................          95        57       47        32        16
April 2005.......................          93        51       40        25        10
April 2006.......................          92        45       35        20         7
April 2007.......................          90        40       30        16         5
April 2008.......................          88        36       26        13         4
April 2009.......................          86        32       22        10         3
April 2010.......................          84        28       19         8         2
April 2011.......................          82        25       16         7         1
April 2012.......................          79        22       14         5         1
April 2013.......................          76        20       12         4         1
April 2014.......................          73        17       10         3         0
April 2015.......................          70        15        8         3         0
April 2016.......................          67        13        7         2         0
April 2017.......................          63        11        6         2         0
April 2018.......................          59         9        5         1         0
April 2019.......................          54         8        4         1         0
April 2020.......................          49         6        3         1         0
April 2021.......................          44         5        2         0         0
April 2022.......................          38         4        2         0         0
April 2023.......................          32         3        1         0         0
April 2024.......................          25         2        1         0         0
April 2025.......................          17         1        1         0         0
April 2026.......................           9         1        0         0         0
April 2027.......................           0         0        0         0         0
Weighted Average Life (years) **.          19.1       8.1      6.5       4.4       2.8

--------------------------
*    Rounded to the nearest whole percentage.
** Determined as specified under "Weighted Average Lives of the Offered Certificates" in the Prospectus Supplement.

                              CREDIT ENHANCEMENT

     As of the Reference Date, the Special Hazard Loss Coverage Amount, Bankruptcy Loss Coverage Amount and Fraud Loss Coverage Amount were approximately $2,101,922 and $100,000 and $6,263,858, respectively.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     Prospective investors should consider carefully the income tax consequences of an investment in the Class A Certificates discussed under the sections titled "Certain Federal Income Tax Consequences" in the Prospectus Supplement and the Prospectus, which the following discussion supplements. Prospective investors should consult their tax advisors with respect to those consequences.

     The IRS issued final regulations on January 27, 1994 under Sections 1271 through 1273 and 1275 (the "OID Regulations"). The OID Regulations generally are effective for debt instruments issued on or after April 4, 1994, but may be relied upon as authority with respect to debt instruments issued after December 21, 1992. In addition , the IRS issued final regulations (the "Contingent Regulations") on June 11, 1996 governing the calculation of OID on instruments having contingent interest payments. The Contingent Regulations specifically do not apply for purposes of calculating OID on debt instruments subject to Section 1272(a)(6), such as the Class A Certificates. In addition, the OID Regulations do not adequately address the calculation of income with respect to prepayable securities such as the Class A Certificates.

     On December 30, 1997 the Internal Revenue Service (the "IRS") issued final regulations (the "Amortizable Bond Premium Regulations") dealing with amortizable bond premium. These regulations specifically do not apply to prepayable debt instruments subject to Section 1272(a)(6). Absent further guidance from the IRS, the Trustee intends to account for amortizable bond premium in the manner described in the Prospectus. It is recommended that prospective purchasers of the Class A Certificates consult their tax advisors regarding the possible application of the Amortizable Bond Premium Regulations.

     The Class A Certificates will represent qualifying assets under Section 856(c)(4)(A). However, the Small Business and Job Protection Act of 1996, as part of the repeal of the bad debt reserve for thrift institutions, repealed the application of Section 593(d) for tax years beginning after December 31, 1995.

     The Small Business and Job Protection Act of 1996 and Taxpayer Relief Act of 1997 modified the definition of U.S. person with regard to trusts and gave the IRS authority to modify the definition of U.S. person with respect to partnerships. A trust is a "U.S. Person" if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. In addition, U.S. Persons include certain trusts that can elect to be treated as U.S. Persons.

     Final regulations dealing with backup withholding and information reporting on income paid to foreign persons and related matters (the "New Withholding Regulations") were published in the Federal Register on October 14, 1997. In general, the New Withholding Regulations do not significantly alter the substantive withholding and information reporting requirements, but do unify current certification procedures and forms and clarify reliance standards. The New Withholding Regulations generally will be effective for payments made after December 31, 1999, subject to certain transition rules.

                             ERISA CONSIDERATIONS

     Prospective purchasers of the Class A Certificates should consider carefully the ERISA consequences of an investment in such Certificates discussed under "ERISA Considerations" in the Prospectus, the Prospectus Supplement and herein, and should consult their own advisors with respect to those consequences. As described in the Prospectus Supplement, it is expected that the Exemption will apply to the acquisition and holding of Class A Certificates by Plans and that all conditions of the Exemption other than those within the control of purchasers of the Certificates will be met.

                                    RATINGS

     The Class A Certificates are currently rated "Aaa" by Moody's Investors Service, Inc. and "AAA" by Duff & Phelps Credit Rating Co. See "Ratings" in the Prospectus Supplement.

                            METHOD OF DISTRIBUTION

     The Supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc. and Countrywide Home Loans, Inc., in connection with offers and sales relating to market making transactions in the Class A Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices relating to the prevailing prices at the time of sale.



                                   EXHIBIT 1

                        MORTGAGE RATES(1)                                       CURRENT MORTGAGE LOAN PRINCIPAL BALANCES(1)
-------------------------------------------------------------    -------------------------------------------------------------------
                                     AGGREGATE     PERCENT                               NUMBER       AGGREGATE
                       NUMBER OF     PRINCIPAL        OF                                   OF         PRINCIPAL
                       MORTGAGE       BALANCE      MORTGAGE      CURRENT MORTGAGE        MORTGAGE      BALANCE         PERCENT OF
  MORTGAGE RATES%       LOANS       OUTSTANDING      POOL          LOAN AMOUNTS            LOANS      OUTSTANDING    MORTGAGE POOL
--------------------
6.500............           1         $ 102,542.54      0.05%       $ 0 -- $ 50,000.......   805   $ 27,130,923.96        13.45%
6.875............           2           138,318.74      0.07        $ 50,001 -- $100,000.. 1,908    135,760,731.10        67.31
7.000............           3           224,080.90      0.11        $ 100,001 - $150,000..   304     35,871,782.20        17.79
7.125............           1            64,375.41      0.03        $ 150.001 -- $200,000.     6      1,081,428.56         0.54
7.250............           4           312,637.05      0.16        $ 200,001 -- $250,000.     6      1,309,988.05         0.65
7.500............          23         1,680,416.51      0.83        $ 250,001 -- $300,000.     2        537,915.44         0.27
                                                                                           -----
7.625............          32         2,371,586.63      1.18               Total.......... 3,031   $201,692,769.31       100.00%
7.750............          84         6,794,983.01      3.37        _____________________
7.875............         182        13,801,318.84      6.84        (1)   As of the Reference Date, the average
8.000............         284        21,325,738.70     10.57              current Mortgage Loan principal balance is
8.125............         427        28,616,479.35     14.19              expected to be $66,543.
8.250............         627        40,836,570.54     20.24
8.255............           1            46,793.71      0.02
8.375............         309        20,310,375.42     10.07
8.500............         447        27,609,716.98     13.69
8.625............         163        10,666,431.64      5.29
8.750............         181        11,141,950.52      5.52
8.875............         107         6,741,123.70      3.34
9.000............         108         6,332,223.59      3.14
9.125............          13           819,612.97      0.41
9.250............          16           981,792.31      0.49
9.375............           2           111,384.01      0.06
9.500............          11           519,836.15      0.26
9.625............           2            86,675.10      0.04
9.750............           1            55,804.99      0.03
                        -----            ---------      ----
Total............       3,031      $201,692,769.31    100.00%
                        =====      ===============    ======

-----------------
(1) As of the Reference Date, the weighted average Mortgage Rate of the Mortgage Loans is expected to be approximately 8.297% per annum.


                   ORIGINAL LOAN-TO VALUE RATIOS(1)                        DOCUMENTATION PROGRAM FOR MORTGAGE LOANS
-----------------------------------------------------------------  ----------------------------------------------------------------
                                       AGGREGATE                                                        AGGREGATE
                        NUMBER OF      PRINCIPAL                                        NUMBER OF       PRINCIPAL
ORIGINAL LOAN-TO-VALUE  MORTGAGE        BALANCE      PERCENT OF                         MORTGAGE         BALANCE       PERCENT OF
      RATIOS (%)          LOANS       OUTSTANDING   MORTGAGE POOL     TYPE OF PROGRAM     LOANS        OUTSTANDING    MORTGAGE POOL

50.00 and below........      136       $ 6,706,235.14      3.32%   Full..............     1,930     $ 127,970,633.26        63.45%
50.01 to 55.00.........       57         3,186,980.25      1.58    Alternative.......     1,089        72,894,089.88        36.14
55.01 to 60.00.........       55         3,524,743.17      1.75    Reduced...........         4           266,921.75         0.13
60.01 to 65.00.........      130         7,937,654.05      3.94    Streamlined.......         8           561,124.42         0.28
65.01 to 70.00.........      160        11,280,341.02      5.59                                     ----------------       -------
70.01 to 75.00.........      260        17,336,212.82      8.60    Total.............     3,031     $ 201,692,769.31       100.00%
75.01 to 80.00.........      484        30,945,157.27     15.34                                     ================       =======
80.01 to 85.00.........       49         2,918,106.75      1.45
85.01 to 90.00.........      461        30,887,286.05     15.31
90.01 to 95.00.........      985        69,825,817.55     34.62
95.01 to 100.00........      254        17,144,235.24      8.50
                             ---        -------------      ----
Total..................    3,031       $201,692,769.31   100.00%
                           =====       ===============   ======

_____________________
(1) The weighted average original Loan-to-Value Ratio of the Mortgage Loans is approximately 84.11%.



       STATE DISTRIBUTION OF MORTGAGED PROPERTIES (1)                             TYPES OF MORTGAGED PROPERTIES
       ----------------------------------------------                             -----------------------------
                 NUMBER OF        AGGREGATE       PERCENT OF                                        AGGREGATE        PERCENT OF
     STATE       MORTGAGE     PRINCIPAL BALANCE    MORTGAGE                           NUMBER OF     PRINCIPAL          MORTGAGE
                   LOANS         OUTSTANDING         POOL                             MORTGAGE       BALANCE             POOL
                                                                     PROPERTY TYPE      LOANS      OUTSTANDING
California......  315         $24,489,405.27           12.14%       Single Family.....  2,191      $147,450,572.58     73.10%
Florida.........  370          20,589,725.74           10.21        Condominium.......    489        27,724,049.76     13.75
Texas.........    270          17,630,209.91            8.74        High Rise Condo...      7           540,284.59      0.27
Ohio............  155           9,522,970.28            4.72        2 - 4 Family......     64         5,491,116.21      2.72
Arizona......     149           9,298,774.32            4.61        Planned Unit          280        20,486,746.17     10.16
                                                                                        -----      ---------------    ------
                                                                    Development
                                                                    (PUD).............
Colorado......     92           6,584,179.36            3.26            Total.........  3,031      $201,692,769.31    100.00%
North Carolina     93           6,363,503.23            3.16
Illinois........   99           6,331,877.22            3.14
Indiana.........   99           5,903,573.29            2.93
Alabama......      84           5,571,502.47            2.76
Nevada.........    72           5,205,289.71            2.58
Tennessee...       75           5,180,300.83            2.57
Washington...      66           5,118,434.86            2.54
New York...        63           4,990,631.30            2.47
Oregon.........    64           4,800,851.66            2.38
Michigan......     73           4,622,068.23            2.29
Idaho.........     64           4,567,470.68            2.26
Pennsylvania       72           4,418,611.63            2.19
Other .........   756          50,503,389.32           25.00
                -----        ---------------         -------
Total.........  3,031        $201,692,769.31         100.00%

_______________
(1) Other includes 32 other states with under 2.0% concentration individually. No more than approximately 0.30% of the Mortgage Loans will be secured by Mortgage Properties located in any one postal zip code area.

                      PURPOSE OF MORTGAGE LOANS                                       OCCUPANCY TYPES (1)
                      -------------------------                                       -------------------
    LOAN PURPOSE          NUMBER      AGGREGATE      PERCENT         OCCUPANCY TYPE    NUMBER        AGGREGATE      PERCENT OF
                           OF         PRINCIPAL         OF                                OF         PRINCIPAL       MORTGAGE
                         MORTGAGE      BALANCE       MORTGAGE                          MORTGAGE      BALANCE          POOL
                          LOANS      OUTSTANDING       POOL                             LOANS      OUTSTANDING

Purchase...............   2,223  $147,112,189.37       72.94%      Primary Residence   2,594       $173,056,968.70      85.81%
Refinance(rate/term)..      513   33,894,398.43        16.80       Investor Residence    235         16,547,758.40       8.20
Refinance                   295   20,686,181.51        10.26       Second Residence      202         12,088,042.21       5.99
                            ---   -------------        -----       ----------------     ----        --------------       ----
(cash-out)..
Total.....................3,031  $201,692,769.31      100.00%                  Total   3,031      $201,692,769.31     100.00%
                          =====  ===============      ======                           =====      ===============     =======
                                                                   (1)  Based upon representations of the related Mortgagors
                                                                       at the time of origination.


                     REMAINING TERMS TO MATURITY(1)
--------------------------------------------------------------------------------
                                                                   AGGREGATE
                                                                   PRINCIPAL
      REMAINING TERM TO MATURITY                   NUMBER OF         BALANCE             PERCENT OF
               (MONTHS)                         MORTGAGE LOANS    OUTSTANDING           MORTGAGE POOL
------------------------------------            --------------    -----------           -------------
339.................................                      5        $296,458.97              0.15%
338.................................                    277       18,443,350.54             9.14
337.................................                  1,128       78,952,440.53            39.15
336.................................                  1,080       69,659,829.51            34.55
335.................................                    352       22,073,741.66            10.95
334.................................                    107       6,756,267.07              3.35
333.................................                     33       2,320,834.16              1.15
332.................................                     13         916,572.27              0.45
331.................................                      6         389,129.52              0.19
330.................................                      5         326,646.92              0.16
329.................................                      2         150,268.80              0.07
328.................................                      2          93,259.25              0.05
327.................................                      1          41,027.98              0.02
326.................................                      1          48,612.17              0.02
322.................................                      1          82,631.46              0.04
311.................................                      1          72,282.32              0.04
310.................................                      2         203,006.00              0.10
305.................................                      2          89,134.52              0.04
302.................................                      1          48,625.41              0.02
300.................................                      1          76,259.16              0.04
292.................................                      1          74,888.13              0.04
281.................................                      1          79,179.14              0.04
280.................................                      3         111,135.84              0.06
279.................................                      1          82,408.15              0.04
277.................................                      1          81,464.04              0.04
276.................................                      1          87,393.76              0.04
275.................................                      1          46,793.71              0.02
274.................................                      1          81,063.82              0.04
 88         ........................                      1           8,064.50              0.00
                                                      -----    ---------------           -------
 Total..............................                  3,031    $201,692,769.31           100.00%
                                                      =====    ===============           =======

-----------------------
(1) As of the Reference Date, the weighted average remaining term to maturity of the Mortgage Loans is expected to be approximately 336 months.


                                   EXHIBIT 2



  THE
BANK OF                                                                                        Distribution Date: 4/25/99
  NEW
  YORK

101 BARCLAY STREET
NEW YORK, NY 10286                                             MORTGAGE PASS THROUGH CERTIFICATES

Attn: KELLY SHEAHAN
      212-815-2007                                                       SERIES 1997-4
                                                                            CWMBS INC

                                                           Certificateholder Monthly Distribution Summary

                                          Certificate                           Pass
                              Class          Rate             Beginning         Through          Principal          Interest
 Class       Cusip         Description       Type              Balance          Rate (%)         Distribution      Distribution
--------------------------------------------------------------------------------------------------------------------------------
   A         1266913T9       Senior       Fix-30/360        192,757,879.85      8.000000         8,369,734.62       1,285,052.53
  PO         1266913U6       Strip PO     Fix-30/360          2,878,313.03      0.000000            90,133.34               0.00
   X         1266913V4       Strip I0     Fix-30/360         89,299,159.81      0.351395                 0.00          26,149.42
   M         1266913XO       Senior       Fix-30/360          6,164,529.00      8.000000             4,569.25          41,096.86
   BI        1266913Y8       Senior       Fix-30/360          3,852,830.65      8.000000             2,855.78          25,685.54
   B2        1266913Z5       Senior       Fix-30/360          1,849,357.78      8.000000             1,370.77          12,329.05
   B3        1266914A9       Senior       Fix-30/360            924,678.65      8.000000               685.39           6,164.52
   B4        1266914B7       Senior       Fix-30/360            924,678.65      8.000000               685.39           6,164.52
   B5        1266914C5       Senior       Fix-30/360            839,947.67      8.000000               622.58           5,599.65
   AR                        Senior       Fix-30/360                  0.00      8.000000                 0.00               0.25
 Totals                                                     210,192,215.28                       8,470,657.12       1,408,242.34


                                    Current                              Cumulative
               Total               Realized            Ending            Realized
Class       Distribution            Losses             Balance           Losses
-----------------------------------------------------------------------------------
   A        9,654,787.15               0.00       184,388,145.23             0.00
  PO           90,133.34               0.00         2,788,179.70             0.00
   X           26,149.42               0.00        85,376,927.38             0.00
   M           45,666.11               0.00         6,159,959.75             0.00
   BI          28,541.32               0.00         3,849,974.87             0.00
   B2          13,699.83               0.00         1,847,987.01             0.00
   B3           6,849.91               0.00           923,993.26             0.00
   B4           6,849.91               0.00           923,993.26             0.00
   B5           6,222.23          28,788.86           810,536.23       114,748.18
   AR               0.25               0.00                 0.00             0.00
 Total      9,878,899.47          28,788.86       201,692,769.31       114,748.18







  THE
BANK OF                                                                                        Distribution Date: 4/25/99
  NEW
  YORK

101 BARCLAY STREET
NEW YORK, NY 10286                                             MORTGAGE PASS THROUGH CERTIFICATES

Attn: KELLY SHEAHAN
      212-815-2007                                                       SERIES 1997-4
                                                                            CWMBS INC

                                                                Principal Distribiition Detail

                             Original            Beginning       Scheduled                      Unscheduled              Net
                           Certificate         Certificate       Principal       Accretion        Principal           Principal
Class        Cusip            Balance            Balance        Distribution     Principal       Adjustments        Distribution
--------------------------------------------------------------------------------------------------------------------------------
   A        1266913T9      294,409,824.00     192,757,879.85    8,369,734.62        0.00            0.00           8,369,734.62
  PO        1266913U6        3,906,313.85       2,878,313.03       90,133.34        0.00            0.00              90,133.34
   X        1266913V4      138,978,099.00      89,299,159.81            0.00        0.00            0.00                   0.00
   M        1266913XO        6,263,858.00       6,164,529.00        4,569.25        0.00            0.00               4,569.25
  B I       1266913Y8        3,914,911.00       3,852,830.65        2,855.78        0.00            0.00               2,855.78
  B2        1266913Z5        1,879,157.00       1,849,357.78        1,370.77        0.00            0.00               1,370.77
  B3        1266914A9          939,578.00         924,678.65          685.39        0.00            0.00                 685.39
  B4        1266914B7          939,578.00         924,678.65          685.39        0.00            0.00                 685.39
  B5        1266914C5          939,580.58         839,947.67          622.58        0.00            0.00                 622.58
  AR                               100.00               0.00            0.00        0.00            0.00                   0.00

                           313,192,900.43     210,192,215.28    8,470,657.12        0.00            0.00           8,470,657.12


           Current         Ending              Ending
          Realized      Certificate        Certificate
Class      Losses          Balance            Factor
---------------------------------------------------------
   A        0.00       184,388,145.23      0.62629752881
  PO        0.00         2,788,179.70      0.71376233524
   X        0.00        85,376,927.38      0.61431929199
   M        0.00         6,159,959.75      0.98341305819
   B I      0.00         3,849,974.87      0.98341312705
  B2        0.00         1,847,987.01      0.98341277921
  B3        0.00           923,993.26      0.98341304748
  B4        0.00           923,993.26      0.98341304748
  B5   28,788.86           810,536.23      0.86265749454
  AR        0.00                 0.00      0.00000000000

       28,788.86       201,692,769.31





  THE
BANK OF                                                                                      Distribution Date: 4/25/99
  NEW
  YORK

101 BARCLAY STREET
NEW YORK, NY 10286                                             MORTGAGE PASS THROUGH CERTIFICATES

Attn: KELLY SHEAHAN
      212-815-2007                                                       SERIES 1997-4
                                                                            CWMBS INC


                                                                  Interest Distribution Detail

             Beginning            Pass          Accrued        Cumulative                      Total          Net
            Certificate          Through         Optimal         Unpaid       Deferred       Interest       Prepayment
Class         Balance             Rate          Interest        Interest      Interest         Due         Int Shortfall
---------------------------------------------------------------------------------------------------------------------------
   A       192,757,879.85        8.000000    1,285,052.53          0.00          0.00     1,285,052.53         0.00
  PO         2,878,313.03        0.000000            0.00          0.00          0.00             0.00         0.00
   X        89,299,159.81        0.351395       26,149.42          0.00          0.00        26,149.42         0.00
   M         6,164,529.00        8.000000       41,096.86          0.00          0.00        41,096.86         0.00
  BI         3,852,830.65        8.000000       25,685.54          0.00          0.00        25,685.54         0.00
  B2         1,849,357.78        8.000000       12,329.05          0.00          0.00        12,329.05         0.00
  B3           924,678.65        8.000000        6,164.52          0.00          0.00         6,164.52         0.00
  B4           924,678.65        8.000000        6,164.52          0.00          0.00         6,164.52         0.00
  B5           839,947.67        8.000000        5,599.65          0.00          0.00         5,599.65         0.00
  AR                 0.00        8.000000            0.00          0.00          0.00             0.00         0.00
Totals     210,192,215.28                    1,408,242.09          0.00          0.00     1,408,242.09         0.00



            Unscheduled
             Interest            Interest
Class        Adjustment            Paid
-------------------------------------------
   A            0.00          1,285,052.53
  PO            0.00                  0.00
   X            0.00             26,149.42
   M            0.00             41,096.86
  BI            0.00             25,685.54
  B2            0.00             12,329.05
  B3            0.00              6,164.52
  B4            0.00              6,164.52
  B5            0.00              5,599.65
  AR            0.00                  0.25
Totals          0.00          1,408,242.34





  THE
BANK OF                                                                                      Distribution Date: 4/25/99
  NEW
  YORK

101 BARCLAY STREET
NEW YORK, NY 10286                                             MORTGAGE PASS THROUGH CERTIFICATES

Attn: KELLY SHEAHAN
      212-815-2007                                                       SERIES 1997-4
                                                                            CWMBS INC

                                                                   Current Payment Information
                                                                       Factors per $1,000



                              Original         Beginning Cert.                                         Ending Cert.        Pass
                             Certificate          Notional          Principal        Interest           Notional         Through
Class       Cusip             Balance             Balance          Distribution    Distribution          Balance         Rate (%)
---------------------------------------------------------------------------------------------------------------------------------
  A       1266913T9       294,409,824.00        654.726385251      28.428856443     4.364842568       626.297528808      8.000000
 PO       1266913U6         3,906,313.85        736.836092144      23.073756902     0.000000000       713.762335243      0.000000
  X       1266913V4       138,978,099.00        642.541238170       0.000000000     0.188154940       614.319291991      0.351395
  M       1266913XO         6,263,858.00        984.142520727       0.729462536     6.560950138       983.413058191      8.000000
 BI       1266913Y8         3,914,911.00        984.142589634       0.729462587     6.560950598       983.413127047      8.000000
 B2       1266913Z5         1,879,157.00        984.142241535       0.729462329     6.560948277       983.412779207      8.000000
 B3       1266914A9           939,578.00        984.142510011       0.729462528     6.560950067       983.413047483      8.000000
 B4       1266914B7           939,578.00        984.142510011       0.729462528     6.560950067       983.413047483      8.000000
 B5       1266914C5           939,580.58        893.960230657       0.662617947     5.959734871       862.657494541      8.000000
 AR                               100.00          0.000000000       0.000000000     2.526647347         0.000000000      8.000000

Totals                    313,192,900.43        671.127011473      27.046133895     4.496405691       643.988957071




  THE
BANK OF
  NEW
  YORK

101 BARCLAY STREET
NEW YORK, NY 10286                                             MORTGAGE PASS THROUGH CERTIFICATES

Attn: KELLY SHEAHAN
      212-815-2007                                                       SERIES 1997-4
                                                                            CWMBS INC

 Pool Level Data

 Distrbution Date                                                                                   4/25/99
 Cut-off Date                                                                                        6/l/97
 Determination Date                                                                                  4/l/99
 Accrual Period                              Begin                                                   3/l/99
                                             End                                                     4/l/99
 Number of Days in Accrual Period                                                                        31

                                   Collateral Information

 Group I
 -------
 Cut-Off Date Balance                                                                        313,192,900.43

 Beginning Aggregate Pool Stated Principal Balance                                           210,192,215.29
 Ending Aggregate Pool Stated Principal Balance                                              201,692,769.31

 Beginning Aggregate Certificate Stated Principal Balance                                    210,192,215.29
 Ending Aggregate Certificate Stated Principal Balance                                       201,692,769.31

 Beginning Aggregate Loan Count                                                                        3139
 Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                        108
 Ending Aggregate Loan Count                                                                           3031

 Beginning Weighted Average Loan Rate (WAC)                                                       8.452417%
 Ending Weighted Average Loan Rate (WAC)                                                          8.449563%

 Beginning Net Weighted Average Loan Rate                                                         8.039739%
 Ending Net Weighted Average Loan Rate                                                            8.037328%

 Weighted Average Maturity (WAM) (Months)                                                               336

 Servicer Advances                                                                                98~660.03

 Aggregate Pool Prepayment                                                                     8,085.199.05


                                  Certificate Information
Group I
-------
Senior Percentage                                                                            92.9787523897%
Senior Prepayment Percentage                                                                100.0000000000%

Subordinate Percentage                                                                        7.0212476103%
Subordinate Prepayment Percentage                                                             0.0000000000%


Certificate Account


Beginning Balance                                                                                      0.00


Deposit
Payments of Interest and Principal                                                             9,716,825.95
Liquidation Proceeds                                                                             225,193.44
All Other Proceeds                                                                                     0.00
Other Amounts                                                                                          0.00
                                                                                                -----------
Total Deposits                                                                                 9,942,019.39


Withdrawals
Reimbursement of Servicer Advances                                                                     0.00
Payment of Master Servicer Fees                                                                   62,351.05
Payment of Sub Servicer Fees                                                                      26,918.29
Payment of Other Fees                                                                                  0.00
Payment of Insurance Premium(s)                                                                        0.00
Payment of Personal Mortgage Insurance                                                                 0.00
Other Permitted Withdrawal per the Pooling and Service Agreement                                       0.00
Payment of Principal and Interest                                                              9,878,899.47
                                                                                               ------------
Total Withdrawals                                                                              9,968,168.81


Ending Balance                                                                                   -26,149.42


Prepayment Compensation
Total Gross Prepayment Interest Shortfall                                                          7.588.41
Compensation for Gross PPIS from Servicing Fees                                                    7,588.41
Other Gross PPIS Compensation                                                                          0.00
                                                                                                -----------
Total Net PPIS (Non-Supported PPIS)                                                                    0.00


Master Servicing Fees Paid                                                                        62,351.05
Sub Servicing Fees Paid                                                                           26,918.29
Insurance Premium(s) Paid                                                                              0.00
Personal Mortgage Insurance Fees Paid                                                                  0.00
Other Fees Paid                                                                                        0.00
                                                                                                -----------
Total Fees                                                                                        89,269.34




                                 Delinquency Information
Group I
-------
Delinquency                                 30 - 59 Days      60 - 89 Days         90+ Days           Totals
-----------                                 ------------      ------------         --------           ------

Scheduled Principal Balance                 6,636,445.68      1,347,780.95       1,278,258.38     9.262.485.01
Percentage of Total Pool Balance               3.290374%         0.668235%          0.633765%        4.592373%
Number of Loans                                       92                19                 19              130
Percentage of Total Loans                      3.035302%         0.626856%          0.626856%        4.289014%

Foreclosure
-----------
Scheduled Principal Balance                         0.00              0.00               0.00     11812~500.57
Percentage of Total Pool Balance               0.000000%         0.000000%          0.000000%        0.898644%
Number of Loans                                        0                 0                  0               25
Percentage of Total Loans                      0.000000%         0.000000%          0.000000%        0.824810%

Bankruptcy
----------
Scheduled Principal Balance                         0.00              0.00               0.00             0.00
Percentage of Total Pool Balance               0.000000%         0.000000%          0.000000%        0.000000%
Number of Loans                                        0                 0                  0                0
Percentage of Total Loans                      0.000000%         0.000000%          0.000000%        0.000000%

REO
---
Scheduled Principal Balance                         0.00              0.00               0.00     1,370.600.18
Percentage of Total Pool Balance               0.000000%         0.000000%          0.000000%        0.679548%
Number of Loans                                        0                 0                  0               17
Percentage of Total Loans                      0.000000%         0.000000%          0.000000%        0.560871%

Book Value of all REO Loans                                                                               0.00
Percentage of Total Pool Balance                                                                     0.000000%

Current Realized Losses                                                                              28,788.86
Additional Gains (Recoveries)/Losses                                                                      0.00
Total Realized Losses                                                                                89.322.66

                     Subordination/Credit Enhancement Information

Protection                                                                         Original           Current
----------                                                                         --------           -------
Bankruptcy Loss                                                                    100,000.00       100,000.00
Bankruptcy Percentage                                                               0.031929%        0.049580%
Credit/Fraud Loss                                                                6,263,858.00     6.263,858.00
Credit/Fraud Loss Percentage                                                        2.000000%        3.105643%
Special Hazard Loss                                                              3,131,929.00     2.101,922.15
Special Hazard Loss Percentage                                                       1.000000        1.042141%

Credit Support                                                                     Original          Current
--------------                                                                     --------          -------
Class A                                                                        313,192,900.43   201,692,769.31
Class A Percentage                                                                100.000000%      100.000000%

